Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-278966 on Form N-2 of our report dated March 13, 2026, relating to the consolidated financial statements of Blackstone Private Credit Fund and subsidiaries.

We also consent to the reference to us under the headings “Financial Highlights” and “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 19, 2026